Exhibit 99.B.16

POWER OF ATTORNEY

The undersigned Trustee of Rivus Bond Fund (the “Fund”) hereby appoints each of Leonard I. Chubinsky, Clifford D. Corso, Mark D. Morris and Richard J. Walz as attorneys-in-fact and agents, in all capacities, to execute and to file any and all amendments to the Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, in connection with the reorganization of The Hartford Income Shares Fund, Inc. into the Fund, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings.  The undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustee hereby execute this Power of Attorney as of this 31st day of March 2010.

/s/ Ellen D. Harvey
Ellen D. Harvey